                                                                    EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of the 7th day of March 2003, by and between First Reserve Fund IX, L.P., a Delaware limited partnership ("First Reserve") and Dresser, Inc., a Delaware corporation (and its successors and assigns, "Dresser"). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

               WHEREAS, First Reserve, Tokheim Corporation, an Indiana corporation ("Parent"), Sunbelt Hose & Petroleum Equipment, Inc., a Georgia corporation ("Sunbelt"), Tokheim RPS, LLC, a Delaware limited liability company ("RPS"), Tokheim Investment Corp., a Texas corporation ("TIC"), Gasboy International, Inc., a Pennsylvania corporation ("Gasboy"), Tokheim Services, LLC, an Indiana limited liability company ("Services") and Tokheim and Gasboy of Canada Ltd., a corporation organized under the laws of Ontario, Canada ("TG Canada") (Parent, Sunbelt, RPS, TIC, Gasboy, Services and TG Canada being collectively referred to as "Sellers"), have entered into a Purchase Agreement dated as of November 29, 2002, as modified by that certain letter agreement, dated as of January 24, 2003, and as further modified by that certain letter agreement, dated as of March 7, 2003 (as the same may be subsequently amended or modified, the "Purchase Agreement"), pursuant to which Sellers have agreed to sell the Acquired Assets and assign the Assumed Liabilities to Buyer and Buyer has agreed to purchase the Acquired Assets and to assume and/or accept assignment of the Assumed Liabilities from Sellers, on the terms set forth in the Purchase Agreement;

               WHEREAS, in connection with the execution of the Purchase Agreement, First Reserve deposited on December 2, 2002, with State Street Bank and Trust Company, a Massachusetts trust company (the "Escrow Holder"), the amount of $1,470,000 (the "Deposit") to be held by the Escrow Holder in accordance with the Escrow Agreement, dated as of November 29, 2002 (as the same may be amended from time to time, the "Escrow Agreement"), among First Reserve, Sellers and the Escrow Holder; and

               WHEREAS, in accordance with Sections 4.7 and 8.12 of the Purchase Agreement and Section 14(a) of the Escrow Agreement, First Reserve desires to assign all of its rights, duties and obligations under the Purchase Agreement and the Escrow Agreement to Dresser and Dresser desires to accept such assignment and to assume and hereafter pay, perform or discharge all of First Reserve's duties and obligations under the Purchase Agreement and the Escrow Agreement, in the manner and subject to the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                     ASSIGNMENT AND ASSUMPTION OF AGREEMENTS

               Section 1.01   Assignment and Assumption of Purchase Agreement.

               (a) First Reserve hereby assigns, conveys, delivers, grants, sells and transfers to Dresser, and Dresser hereby accepts, all of First Reserve's rights, title and interests in, to and under the Purchase Agreement.

               (b) First Reserve hereby assigns and transfers to Dresser, and Dresser hereby accepts and assumes, all of First Reserve's duties and obligations in, to and under the Purchase Agreement. Dresser shall hereafter pay, perform or discharge such duties and obligations in accordance with their terms.

               (c) Pursuant to this Section 1.01, Dresser shall henceforth act as "Buyer" under the Purchase Agreement in all respects with all rights and obligations appurtenant thereto.

               Section 1.02   Assignment and Assumption of Escrow Agreement.

               (a) First Reserve hereby assigns, conveys, delivers, grants, sells and transfers to Dresser, and Dresser hereby accepts, all of First Reserve's rights, title and interests in, to and under the Escrow Agreement.

               (b) First Reserve hereby assigns and transfers to Dresser, and Dresser hereby accepts and assumes, all of First Reserve's duties and obligations in, to and under the Escrow Agreement. Dresser shall hereafter pay, perform or discharge such duties and obligations in accordance with their terms.

               (c) Pursuant to this Section 1.02, Dresser shall henceforth act as "Buyer" under the Escrow Agreement in all respects with all rights and obligations appurtenant thereto.

               Section 1.03 Treatment of Deposit. In connection with the mutual execution and delivery of this Agreement, an amount equal to the Deposit (plus the Escrow Interest (as defined in the Escrow Agreement) as of the date of payment) shall be payable to First Reserve by Dresser. Such amount shall be paid in immediately available funds by wire transfer to such bank account as designated in advance by First Reserve.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

               Section 2.01   Authority; Binding Effect.

               (a) First Reserve. First Reserve has the requisite organizational power and authority to execute and deliver and to perform its obligations under this Agreement. The execution and delivery by First Reserve of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary organizational or other action on the part of First Reserve. This Agreement has been duly executed and delivered by First Reserve and, assuming the due authorization, execution and delivery of this Agreement by Dresser, constitutes a valid and binding obligation of First Reserve, enforceable against First Reserve in accordance with its terms, except as the availability of equitable remedies may be limited by equitable principles of general applicability.

               (b) Dresser. Dresser has the requisite corporate power and authority to execute and deliver and to perform its obligations under this Agreement. The execution and delivery by Dresser of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of Dresser. This Agreement has been duly executed and delivered by Dresser and, assuming the due authorization, execution and delivery of this Agreement by First Reserve, constitutes a valid and binding obligation of Dresser, enforceable against Dresser in accordance with its terms, except as the availability of equitable remedies may be limited by equitable principles of general applicability.

                                   ARTICLE III

                                FEES AND EXPENSES

               Section 3.01 Reimbursement of Fees and Expenses. Dresser shall reimburse First Reserve promptly upon request for First Reserve's out-of-pocket costs and expenses, including fees and expenses of counsel, incurred in connection with the Contemplated Transactions (including such costs, expenses and fees incurred by First Reserve in connection with or relating to the Gasboy Assets and the Excluded Subsidiaries), the Purchase Agreement, the Escrow Agreement and this Agreement. Such amounts shall be paid in immediately available funds by wire transfer to such bank account as designated in advance by First Reserve.

               Section 3.02 Assumption of Fees and Expenses. First Reserve hereby assigns and transfers to Dresser, and Dresser hereby accepts and assumes, all of First Reserve's duties and obligations to pay the costs and expenses, including fees and expenses of counsel, incurred by First Reserve in connection with the Contemplated Transactions (including such costs, expenses and fees incurred by First Reserve in connection with or relating to the Gasboy Assets and the Excluded Subsidiaries), the Purchase Agreement, the Escrow Agreement and this Agreement. Dresser shall hereafter pay, perform or discharge such duties and obligations in accordance with their terms.

                                   ARTICLE IV

                                    INDEMNITY

               Section 4.01 Indemnification. Dresser shall indemnify and hold harmless First Reserve and each of its partners, directors, officers, employees, representatives, agents, affiliates and controlling persons (collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any legal or other expenses reasonably incurred by an Indemnified Person in connection with defending or investigating any such action or claim) to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to or arising out of the Contemplated Transactions or any of the other transactions contemplated by the Purchase Agreement, the contemplation of the proposed purchase of certain of the Excluded Subsidiaries and the Gasboy Assets, the Purchase Agreement or the Escrow Agreement, including performance of financial advisory and other services for Dresser in connection therewith, except to the extent that any such loss, claim, damage, liability or expense is held in a final non-appealable judgment by a court of competent jurisdiction to have primarily resulted from such Indemnified Person's bad faith, willful misconduct or gross negligence.

                                    ARTICLE V

                                  MISCELLANEOUS

               Section 5.01 General. Notwithstanding any other provisions of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions or any of the rights, obligations and remedies of Buyer or Sellers set forth in the Purchase Agreement, the Escrow Agreement or the other agreements attached thereto or delivered in connection therewith.

               Section 5.02   Amendments and Waivers.

               (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 5.03 Further Assurances. From time to time after the date hereof, and without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and shall do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

               Section 5.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that Dresser may assign its rights, duties and obligations under the Purchase Agreement to DI Canada Inc.

               Section 5.05 Governing Law. This Agreement, and any disputes arising hereunder or controversies related hereto, shall be governed by, and construed in accordance with, the laws of the State of New York, except for principles of conflicts of law thereof which would require application of the laws of another jurisdiction.

               Section 5.06 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 5.07 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 5.08   Arbitration.

               (a) Any dispute, controversy, or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination, or validity hereof, including, without limitation, this arbitration clause, shall be solely and finally settled by binding arbitration in New York, New York in accordance with the rules of the American Arbitration Association as modified by the provisions of this Section
5.08. The arbitration shall be conducted by a panel of three arbitrators, to be selected in the following manner: each party shall select one arbitrator within 30 days from the date of receipt of the demand to commence arbitration. If one or both of the parties fail to nominate an arbitrator, the American Arbitration Association shall have the power to select an arbitrator on the party's behalf. Within 30 days after the appointment of the last of the two arbitrators, the selected party arbitrators shall choose a third arbitrator to serve as the neutral chair of the panel. An award rendered in connection with an arbitration pursuant to this Section 5.08 shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction. The arbitral panel may, at the request of a party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction.

               (b) Each party agrees to facilitate the arbitration by: (i) making available to each other and to the arbitrators for inspection and extraction all documents, books, records and personnel under their control as the arbitrators shall determine to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive, contiguous days; and (iii) observing strictly the time periods established by the rules of the American Arbitration Association or by the arbitrators for the submission of evidence and briefs.

               (c) The existence of arbitration held hereunder, and all papers, documents or evidence, whether written or oral, filed with or presented to the arbitrator shall be deemed by the parties and the arbitrator to be confidential information. No party, expert or arbitrator shall disclose in whole or in part to any other Person the fact that an arbitration hereunder has been commenced, is ongoing or has been decided, or any confidential information submitted by any other Person in connection with any arbitration proceedings, except to the extent (i) required by law or regulation, (ii) reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute, (iii) that such "confidential" information was previously or subsequently becomes known to the disclosing party without restrictions on disclosure, was independently developed by such disclosing party or becomes publicly known through no fault of the disclosing party, or (iv) to enforce any award hereunder or the terms hereof. Confidential information may be disclosed to attorneys, parties, and "qualified outside experts" requested by any party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings.

               (d) To the extent this Section 5.08 is deemed a separate agreement, independent from this Agreement, Sections 3.01, 3.02, 5.05 and 5.09 are incorporated in this Section 5.08 by reference.

               Section 5.09 Notices. Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by a party to the other party may be effected by personal delivery in writing, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of mailing. Mailed notices shall be addressed as set forth below, but either party may change its address by written notice in accordance with this paragraph.

               (a)     If to First Reserve:

                              First Reserve Corporation
                              1801 California Street, Suite 4110
                              Denver, Colorado 80202
                              Telecopy:  (303) 382-1275
                              Attention:  Thomas R. Denison

               (b)     If to Dresser:

                              Dresser, Inc.
                              15455 Dallas Parkway, Suite 1100
                              Addison, Texas 75001
                              Telecopy:  (972) 361-9883
                              Attention:  Frank P. Pittman

               Section 5.10 Notification under Purchase Agreement and Escrow Agreement. Promptly upon the execution and delivery of this Agreement, the parties shall deliver notices to Sellers and the Escrow Holder in accordance with the terms of the Purchase Agreement and Escrow Agreement, as the case may be, informing such parties of the assignments effected pursuant to this Agreement.

                        (Last page before signature page)

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first above written.

                                        First Reserve Fund IX, L.P.

                                        By:  First Reserve GP IX, L.P.,
                                             its General Partner

                                        By:  First Reserve GP IX, Inc.,
                                             its General Partner

                                        By:
                                             -----------------------------------
                                             Name:  Thomas R. Denison
                                             Title: Managing Director

                                        Dresser, Inc.

                                        By:
                                             -----------------------------------
                                             Name:  James A. Nattier
                                             Title: Executive Vice President and
                                                    Chief Finacial Offier